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                                                                   EXHIBIT 99.1


        CONTACT :

        MELINDA KILE

        VP AND CONTROLLER

        206-286-2501


                  NEORX UPDATES STATUS OF TARGETED THERAPEUTIC

                          PRODUCT DEVELOPMENT PROGRAMS



                   TO PRESENT AT BIO CEO & INVESTOR CONFERENCE


        SEATTLE, WA, FEBRUARY 20, 2002 -- NeoRx Corporation (NASDAQ: NERX) will present at the BIO CEO & Investor Conference in New York City on February 21, 2002. Douglass B. Given, MD, PhD, President and CEO, will provide an update on the company's clinical-stage targeted therapeutics development programs:
Skeletal Targeted Radiotherapy (STR), Pretarget(R) Lymphoma and Pretarget(R) Carcinoma.



NeoRx is developing STR for multiple myeloma, a cancer of the bone marrow. Phase I/II trials demonstrated positive clinical activity of STR with high-dose chemotherapy, including substantial response rates. The FDA placed a phase III trial on clinical hold after some phase I/II patients developed a serious delayed toxicity. NeoRx has since convened an expert panel of leading clinicians who undertook a comprehensive scientific peer review of the STR development program and data from the phase I/II trials. The expert panel also assessed the safety profile of STR and specifically



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evaluated the delayed toxicity -- hemorrhagic cystitis and thrombotic microangiopathy (TMA) with renal impairment, and identified strategies for their management.

In the fourth quarter of 2001 NeoRx presented to the US Food and Drug Administration (FDA) a revised pivotal trial program for STR. The company also submitted a protocol for a new radiation dosimetry study. The FDA had requested this study to collect additional dosimetry data from a small number of patients, to validate the revised methodology NeoRx proposed for calculating radiation dose in the pivotal trials. In its proposed dosimetry study, NeoRx also plans to introduce an adjusted radiation dose and a revised administration regimen. The planned dosimetry study is designed to enroll 12 to 16 patients at two to four clinical sites, with patient enrollment expected to begin in the first quarter of 2002.

Based on the results of this study and subject to approval from the FDA, NeoRx plans to resume the pivotal program for STR in the second half of 2002. The company intends to discuss further the design of its pivotal program with the FDA in the first half of 2002. The proposed design involves two pivotal trials. The first pivotal trial is planned for patients with refractory multiple myeloma, with the goal of beginning patient enrollment in the second half of 2002. NeoRx also plans to undertake a second, smaller pivotal trial in patients who experienced a relapse after stem cell transplantation. The company plans to use historical controls for the pivotal program, and is validating sources for these control data. The proposed pivotal trials cannot begin until the company receives authorization from the FDA.

NeoRx is developing Pretarget(R) Lymphoma for treatment of B-cell non-Hodgkin's lymphoma (NHL). In late 2001 the company completed enrollment in a phase I study in heavily pretreated NHL patients who had responded poorly to previous therapy. Evaluation of the data and patient monitoring are ongoing. NeoRx plans to further evaluate Pretarget Lymphoma in a phase I/II program, including dose escalation studies, based on successful completion of the initial phase I study. The company plans to begin a phase II clinical trial for Pretarget Lymphoma in patients with diffuse large cell lymphoma, and in patients with follicular lymphoma, by year-end 2002.

        In late 2001 NeoRx also initiated a phase I clinical trial of Pretarget(R) Carcinoma in patients with gastrointestinal adenocarcinoma. The company expects to start a phase II clinical trial of Pretarget Carcinoma in one adenocarcinoma indication by year-end 2002. In addition to gastrointestinal adenocarcinoma, NeoRx is considering pancreatic, breast and prostate adenocarcinomas as potential indications for Pretarget Carcinoma.

        About Skeletal Targeted Radiotherapy (STR): NeoRx is developing STR for use with high-dose chemotherapy and stem cell transplantation for treatment of multiple myeloma. STR is designed to deliver high doses of radiotherapy to tumor sites throughout the skeleton, producing both a direct therapeutic effect on disseminated disease sites, plus a general marrow-ablative effect. STR targets bone and adjacent



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marrow with a small-molecule bone-seeking agent stably complexed with the radionuclide holmium-166. The high energy of holmium-166 allows optimal penetration of marrow and bone disease sites, while its short half-life minimizes the time interval required between treatment and reinfusion of the patient's stem cells. Upon administration, the STR compound localizes almost exclusively to the bone. This localization brings high doses of radiation in close proximity to multiple myeloma tumor cells, destroying their DNA, and preventing their rapid replication.

        About Pretarget(R) Technology: Pretarget technology is a broad, versatile development platform for targeted therapeutics that deliver intense doses of cancer-killing agents to tumor cells, while largely sparing healthy tissues. Competing targeting technologies use radionuclides directly linked to antibodies. These molecules circulate slowly, exposing the body to their radioactive payload, and limiting the dose that can be administered safely. The Pretarget approach uncouples the targeting agent from the radionuclide, with separate administration of a fusion protein to target tumor cells, a clearing agent to remove unbound fusion protein, and a radiotherapeutic that attaches rapidly to the pre-localized fusion protein to destroy tumor cells. Pretarget technology can incorporate a wide range of specific fusion proteins and therapeutic agents to address various cancers and other diseases. Pretarget Lymphoma and Pretarget Carcinoma are in phase I/II clinical programs. NeoRx also is evaluating and prioritizing additional fusion proteins, and plans in the fourth quarter of 2002 to select a third fusion protein for advancement into clinical trials commencing in early 2003.

        NeoRx is a cancer therapeutics company developing products for targeted delivery of anti-cancer agents, including radiopharmaceuticals, directly to sites of disease.

        This release contains forward-looking statements relating to the development of the Company's products and future operating results that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect the Company's actual results include the progress, costs and results of clinical trials, the availability, cost and timely delivery of materials and services from third-party suppliers and collaborative partners, the satisfaction of regulatory requirements, and the receipt, timing, terms and conditions of required regulatory approvals. There can be no assurance that new protocols will receive favorable regulatory review. Reference is made to the Company's latest



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Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for a more detailed description of such factors. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statement to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

        Visit NeoRx at www.neorx.com

NeoRx and Pretarget are registered trademarks of NeoRx Corporation in the United States and/or foreign countries.

(C) 2002 NeoRx Corporation.   All Rights Reserved.